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                                                                     Exhibit 4.1


                             WASTE CONNECTIONS, INC.
                           2002 RESTRICTED STOCK PLAN


1.    PURPOSE.

      The purpose of the Plan is to provide a means for the Company and any subsidiary, through the grant of Restricted Stock to selected Employees, to attract and retain persons of ability as Employees, and to motivate such persons to exert their best efforts on behalf of the Company and any subsidiary.

2.    DEFINITIONS.

      (a) "AGREEMENT" means a written certificate or award agreement between the Company and a Participant evidencing an Award. Each Agreement shall be subject to the terms and conditions of the Plan.

      (b) "AWARD" means shares of Restricted Stock awarded pursuant to the terms and conditions of the Plan.

      (c) "BOARD" means the Company's Board of Directors.

      (d) "CAUSE" means (i) insobriety; (ii) conviction of a misdemeanor involving moral turpitude or a felony; (iii) illegal business practices in connection with the Company's or a subsidiary's business; (iv) misappropriation of the Company's or a subsidiary's assets; (v) excessive absence of the Participant from his employment during usual working hours for reasons other than vacation, disability or sickness; or (vi) any material breach by an Employee of any term or provision of his or her employment agreement or failure of the Employee to perform competently and efficiently his or her duties hereunder as determined by the Company in its reasonable discretion.

      (e) "CHANGE IN CONTROL" means:

            (i) any reorganization, liquidation or consolidation of the Company, or any merger or other business combination of the Company with any other corporation, other than any such merger or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction;

            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

            (iii) any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding voting securities (except that for purposes of this definition, "person" shall not include any person (or any person
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that controls, is controlled by or is under common control with such person) who as of the date of an Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership of the Company).

      A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

      (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and regulations and rules thereto.

      (g) "COMMITTEE" means a committee appointed by the Board in accordance with section 4(b) of the Plan.

      (h) "COMPANY" means Waste Connections, Inc., a Delaware corporation.

      (i) "DIRECTOR" means a member of the Company's Board.

      (j) "EMPLOYEE" means any person, other than executive officers and Directors, employed by the Company or any subsidiary of the Company. Service as a consultant shall not be sufficient to constitute "employment" by the Company.

      (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and regulations and rules thereto.

      (l) "FAIR MARKET VALUE" means, as of any date, the value of Stock determined as follows:

            (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination, in each case as reported in The Wall Street Journal or such other sources as the Board deems reliable;

            (ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination; or


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            (iii) In absence of an established market for the Stock, the Fair
Market Value thereof shall be determined in good faith by the Board.

      (m) "NON-EMPLOYEE DIRECTOR" means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

      (n) "PARTICIPANT" means an individual who has been selected, pursuant to section 4(a), to participate in the Plan, and who holds an outstanding Award pursuant to the Plan.

      (o) "PLAN" means this Waste Connections, Inc. 2002 Restricted Stock Plan.

      (p) "RESTRICTED STOCK" means Stock awarded under the Plan in accordance with the terms and conditions set forth in section 5.

      (q) "RESTRICTION PERIOD" means a time period, which may or may not be based on the achievement of particular performance goals and/or the satisfaction of vesting provisions (which may be dependent on the continued service of the applicable Participant) applicable to, and established or specified by the Board at the time of, each Award.

      (r) "RULE 16B-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as amended from time to time.

      (s) "SECURITIES ACT" means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and regulations and rules thereto.

      (t) "STOCK" means the Common Stock of the Company.

3.    SHARES SUBJECT TO THE PLAN.

      The securities subject to Awards granted under the Plan shall be shares of Stock. Subject to adjustment as provided in section 7 for changes in Stock, such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any subsidiary of the Company. The total number of shares of Stock that may be delivered pursuant to Awards granted under the Plan is 95,000. Any shares of Stock subject to an Award that are forfeited to the Company may again be granted pursuant to an Award under the Plan.

4.    ADMINISTRATION.

      (a) Board's Powers and Responsibilities. The Plan shall be administered by the Board or, at the election of the Board, by a Committee, as provided in subsection (b), or, as to certain functions, by an officer of the Company, as provided in subsection (c). Subject to the Plan, the Board shall:

            (i) determine and designate from time to time those Employees to whom Awards are to be granted;


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            (ii) authorize the granting of Awards;

            (iii) determine the number of shares of Stock to be included in any Award and the periods for which Awards will be outstanding;

            (iv) construe and interpret the Plan and the Agreements, and establish, amend, waive and revoke rules and regulations for the Plan's administration, and correct any defect, omission or inconsistency in the Plan or any Agreement or any other instrument relating to the Awards in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;

            (v) adopt such procedures and subplans and grant Awards on such terms and conditions as the Board determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are foreign nationals or employed outside of the United States, or otherwise to conform to applicable requirements or practices of jurisdictions outside of the United States;

            (vi) prescribe and approve the form and content of agreements for use under the Plan;

            (vii) establish and administer any terms, conditions, performance criteria, restrictions, limitations, forfeiture, vesting schedule, and other provisions, including, without limitation, the Restriction Period, of or relating to any Award;

            (viii) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting of any Award;

            (ix) amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Stock subject to any outstanding Award;

            (x) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, but not limited to, terms, restrictions and conditions for compliance with applicable securities laws and methods of withholding or providing for the payment of required taxes;

            (xi) offer to buy out an Award previously granted, based on such terms and conditions as the Board shall establish with and communicate to the Participant at the time such offer is made;

            (xii) to the extent permitted under the applicable Agreement, permit the transfer of an Award by one other than the Participant who received the grant of such Award; and

            (xiii) take any and all other actions it deems necessary for the purposes of the Plan.

      The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the


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Board with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

      (b) Authority to Delegate to Committee. The Board may delegate administration of the Plan to a Committee of the Board. The Committee shall consist of not less than two members appointed by the Board. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If the Board delegates administration of the Plan to a Committee, the Committee shall have the same powers theretofore possessed by the Board with respect to the administration of the Plan (and references in this Plan to the Board shall apply to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      (c) Authority to Delegate to Officers. The Board may delegate administration of sections 4(a)(i) through 4(a)(iii) above to the Chief Executive Officer of the Company; provided, however, that such officer may not grant Awards of more than 95,000 shares of Restricted Stock.

5.    AWARDS OF RESTRICTED STOCK.

      (a) Award Agreement. Each Award shall be evidenced by an Agreement, which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; two or more Awards granted to a single Participant may, however, be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; no person shall have any rights under any Award, however, unless and until the Participant to whom the Award shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Award.

      (b) Awards Subject to Plan. All Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Board shall determine and which are set forth in the applicable Agreement. Subject to the terms and restrictions of this section 5 or the applicable Agreement or determined by the Board, on delivery of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant's ownership of shares of Restricted Stock, pursuant to section 5(f), the Participant shall have all of the rights of a stockholder with respect to such shares.

      (c) Discretionary Award. The Board may, in its discretion, authorize an Award to a Participant. The Board may make any such Award without the requirement of any cash payment from the Participant to whom such Award is made, or may require a cash payment from such a Participant in an amount no greater than the aggregate Fair Market Value of the Restricted Stock as of the date of grant in exchange for, or as a condition precedent to, the completion of such Award and the issuance of such shares of Restricted Stock.


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      (d) Transferability. During the Restriction Period stated in the
Agreement, the Participant who receives an Award shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of such Restricted Stock whether by operation of law or otherwise and shall not be made subject to execution, attachment or similar process. Any attempt by such Participant to do so shall constitute the immediate and automatic forfeiture of such Award. Notwithstanding the foregoing, the Agreement may permit the payment or distribution of a Participant's Award (or any portion thereof) after his or her death to the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Participant by will or by the laws of descent and distribution. In the event any Award is to be paid or distributed to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Board, the Company shall be under no obligation to issue Stock thereunder unless and until the Board is satisfied that the person or persons to receive such Stock is the duly appointed legal representative of the deceased Participant's estate or the proper legatee or distributee thereof or the named beneficiary of such Participant.

      (e) Forfeiture of Restricted Stock. Shares of Restricted Stock shall be forfeited and revert to the Company if the Participant (i) resigns from the Company and its subsidiaries, (ii) is terminated for Cause from the Company and its subsidiaries or (iii) violates the terms of any noncompetition or nonsolicitation agreement to which the Participant is bound, if the Participant has been terminated without Cause (which includes termination on permanent and total disability (as defined in Code Section 422(c)(6)) and death). The Board shall make all determinations regarding compliance with any such noncompetition or nonsolicitation provision. Notwithstanding the foregoing, on any such resignation or termination of service during the Restriction Period, shares of Restricted Stock shall become free of all or part of the restrictions applicable thereto to the extent that the Agreement, as determined by the Board in its discretion on the award date, provides for lapse of such restrictions on such termination of service, or the Board, in its discretion, otherwise determines to waive forfeiture of such shares of Restricted Stock for whatever reason the Board considers to be in the interests of the Company. A Participant who is terminated without Cause (including Participant's estate or other transferee on Participant's death) shall continue to be subject to the Plan and the Agreement, including the Restriction Period.

      (f) Receipt of Stock Certificates. Each Participant who receives an Award shall be issued one or more stock certificates in respect of such shares of Restricted Stock. Any such stock certificates for shares of Restricted Stock shall be registered in the name of the Participant but shall be appropriately legended and returned to the Company or its agent by the recipient, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the recipient. Notwithstanding anything in the foregoing to the contrary, in lieu of the issuance of certificates for any shares of Restricted Stock during the applicable Restriction Period, a "book entry" (i.e., a computerized or manual entry) may be made in the records of the Company, or its designated agent, as the Board, in its discretion, may deem appropriate, to evidence the ownership of such shares of Restricted Stock in the name of the applicable Participant. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants


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hereunder. The holding of shares of Restricted Stock by the Company or its agent, or the use of book entries to evidence the ownership of shares of Restricted Stock, in accordance with this section 5(f), shall not affect the rights of Participants as owners of their shares of Restricted Stock, nor affect the Restriction Period applicable to such shares under the Plan or the Agreement.

      (g) Dividends. A Participant who holds outstanding shares of Restricted Stock shall not be entitled to any dividends paid thereon.

      (h) Expiration of Restriction Period. A Participant's shares of Restricted Stock shall become free of the foregoing restrictions on the earlier of a Change in Control or the expiration of the applicable Restriction Period and the Company shall, subject to sections 6(a) or 6(b), then deliver stock certificates evidencing such Stock to such Participant.

      (i) Substitution of Awards. The Board may accept the surrender of outstanding shares of Restricted Stock (to the extent that the Restriction Period or other restrictions applicable to such shares have not yet lapsed) and grant new Awards in substitution for such Restricted Stock.

6.    CONDITIONS ON ISSUANCE OF SHARES.

      (a) Securities Law Compliance. The Plan, the grant of Awards thereunder and the obligation of the Company to deliver shares of stock on expiration of the applicable Restriction Period shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, in the opinion of the Board. Awards may not be granted and shares of stock may not be issued if either such action would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system on which the Stock may then be listed. In addition, no Stock may be issued unless (i) a registration statement under the Securities Act shall at the time of issuance of the Stock be in effect with respect to the shares of Stock to be issued or (ii) in the opinion of legal counsel to the Company, the shares of Stock to be issued on expiration of the applicable Restriction Period may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      (b) Investment Representation. The Company may require any Participant, or any person to whom an Award is transferred, as a condition of receiving shares of Stock pursuant to such Award, to (i) give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in


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financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of receiving such Stock, and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock for such person's own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall not apply if (A) the issuance of the Stock has been registered under a then currently effective registration statement under the Securities Act, or (B) counsel for the Company determines as to any particular requirement that such requirement need not be met in the circumstances under the then applicable securities laws. Restricted Stock and any Stock received on the expiration of the Restriction Period shall be subject to such other transfer restrictions and/or legending requirements that are imposed by the Board, in its discretion, and may be specified in the Agreement.

7.    ADJUSTMENTS ON CERTAIN EVENTS.

      (a) No Effect on Powers of Board or Shareholders. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or its subsidiaries' capital structure or its business, any merger or consolidation of the Company or a subsidiary of the Company, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or its subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

      (b) Changes in Control. Each Agreement shall provide that, immediately prior to a Change in Control, all restrictions imposed by the Board on any outstanding Award shall be immediately automatically canceled, the Restriction Period applicable to all outstanding Awards shall immediately terminate and such Awards shall be fully vested, and any applicable performance goals shall be deemed achieved at not less than the target level, notwithstanding anything to the contrary in the Plan or the Agreement.

      (c) Adjustment of Shares. The aggregate number, class and kind of shares of stock available under the Plan as to which Awards may be granted, the limitation set forth in section 4(c) on the number of shares of Stock that may be issued by a single officer under the Plan and the number, class and kind of shares under each outstanding Award shall be appropriately adjusted by the Board in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Awards or otherwise necessary to reflect any such change, if the Company shall (i) pay a dividend in, or make a distribution of, shares of Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Stock), or evidences of indebtedness or other property or assets, on outstanding Stock, (ii) subdivide the outstanding shares of Stock into a greater number of shares, (iii) combine the outstanding shares of Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the resulting corporation). An adjustment made pursuant to this section 7(c) shall, in the case of a dividend or distribution, be made as of the record date therefor and, in the case of a subdivision, combination or


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reclassification, be made as of the effective date thereof. Any new or additional shares or securities received by a Participant shall be subject to the same terms and conditions, including the Restriction Period, as relate to the original Award.

      (d) Receipt of Assets other than Stock. If at any time, as a result of an adjustment made pursuant to this section 7, the Participant shall become entitled to receive any shares of capital stock or shares or other units of other securities or property or assets other than Stock, the number of such other shares or units so receivable on expiration of the Restriction Period shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Stock in this section 7, and the provisions of this Plan with respect to the shares of Stock shall apply, with necessary changes in points of detail, on like terms to any such other shares or units.

      (e) Fractional Shares. All calculations under this section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue any fractional share.

      (f) Inability to Prevent Acts Described in Section 7; Uniformity of Actions Not Required. No Participant shall have or be deemed to have any right to prevent the consummation of the acts described in this section 7 affecting the number of shares of Stock subject to any Award held by the Participant. Any actions or determinations by the Board under this section 7 need not be uniform as to all outstanding Awards, and need not treat all Participants identically.

8.    TAX WITHHOLDING OBLIGATIONS.

      (a) General Authorization. The Company is authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants (including, for purposes of this section 8, any other person entitled to exercise an Award pursuant to the Plan or an Agreement) for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, but not limited to, actions pursuant to the following section 8(b)).

      (b) Withholding Requirement and Procedure. Each Participant shall, no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Stock or other property subject to such Award. No Stock shall be delivered to a Participant with respect to an Award until such payment or arrangement has been made. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Board may, in its discretion and pursuant to procedures approved by the Board, permit the Participant to elect withholding by the Company of Stock or other property otherwise deliverable to such Participant pursuant to his or her Award, provided, however, that the amount of any Stock so withheld shall not exceed the amount necessary to satisfy the Company's required tax withholding obligations using the minimum statutory withholding rates for Federal, state and/or local tax purposes, including payroll taxes, that are


                                       9
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applicable to supplemental taxable income in full or partial satisfaction of such tax obligations, based on the Fair Market Value of the Stock on the payment date.

      (c) Section 83(b) Election. If a Participant makes an election under Code
Section 83(b), or any successor section thereto, to be taxed with respect to an Award as of the date of transfer of the Restricted Stock rather than as of the date or dates on which the Participant would otherwise be taxable under Code
Section 83(a), such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any of its affiliates shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

9.    RIGHTS OF EMPLOYEES AND OTHER PERSONS.

      This Plan and the Awards shall not confer on any Participant or other person:

      (a) Any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable agreement;

      (b) Any right with respect to continuation of employment by the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary that employs a Participant to terminate the Participant's employment at any time with or without Cause;

      (c) Any right to be selected to participate in the Plan or to be granted an Award; or

      (d) Any right to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Company or its subsidiaries, nor be construed as limiting in any way the right of the Company or its subsidiaries to determine, in its sole discretion, whether or not it shall pay any employee bonus, and, if so paid, the amount thereof and the manner of such payment.

10.   LIMITATION OF LIABILITY AND INDEMNIFICATION.

      (a) Contractual Liability Limitation. Any liability of the Company or its subsidiaries to any Participant with respect to any Award shall be based solely on contractual obligations created by the Plan and the Agreement.

      (b) Indemnification. In addition to such other rights of indemnification as they may have as Directors or officers, Directors and officers to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such


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person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

11.   MISCELLANEOUS

      (a) Acceptance of Terms and Conditions of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Company, the Board or the Board, in any case in accordance with the terms and conditions of the Plan.

      (b) No Effect on Other Arrangements. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or its subsidiaries, or prevent or limit the right of the Company or any subsidiary to establish any other forms of incentives or compensation for their Employees or grant or assume restricted stock or other rights otherwise than under the Plan.

      (c) Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to such state's conflict of law provisions, and, in any event, except as superseded by applicable Federal law.

      (d) Compliance with Section 16 of the Exchange Act. So long as a class of the Company's equity securities is registered under Section 12 of the Exchange Act, the Company intends that the Plan shall comply in all respects with Rule 16b-3. If during such time any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect without change. All transactions under the Plan during such time shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

12.   AMENDMENT AND TERMINATION OF THE PLAN.

      (a) Amendment of Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension, or termination shall be made that would materially impair the previously accrued rights of any Participant with respect to his or her Award without his or her written consent.

      (b) Amendment of Awards. The Board may amend the terms of any Award previously granted, including any Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Participant with respect to any such Award without his or her written consent.


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
      (c) Automatic Termination of Plan. The Plan shall terminate on the date all shares of Stock subject to the Plan have been delivered pursuant to the Plan's provisions, and no such shares are any longer subject to any Restriction Period.

13.   EFFECTIVE DATE OF THE PLAN.

      The effective date of the Plan shall be determined by the Board.


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